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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
VISX, Incorporated:

We consent to the incorporation by reference in registration statement nos. 33-34374, 33-40519, 33-53806, 33-69044, 333-23999, 333-53041, 333-75207, and
333-57524 on Form S-8 of VISX, Incorporated of our report dated January 27, 2004 with respect to the consolidated balance sheets of VISX, Incorporated as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the years then ended and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of VISX, Incorporated.

Our report refers to our audit of the adjustments that were applied to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP

Mountain View, California
March 12, 2004